Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Western Digital Corporation:

We consent to the use of our report dated August 19, 2024, with respect to the consolidated financial statements of Western Digital Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

August 26, 2024